Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE
PROMISSORY NOTE

Vacaville, California

$600,000.00	March 3, 2005

          1.          Obligation.  The undersigned, Large Scale Biology Corporation, a Delaware corporation (“Borrower”) hereby promises to pay to the order of Kevin J. Ryan, (“Lender” or “Holder”) on July 1, 2005 (“Maturity Date”), at Lender’s principal place of business at 3333 Vaca Valley Parkway, Vacaville, CA 95688, or at such other place as Holder may direct, the principal sum of Six Hundred Thousand Dollars ($600,000.00) together with all simple interest accrued on unpaid principal, at a rate equal to eight percent (8%) per annum, computed on the basis of a year of 365 days from the date of this Note until the unpaid principal and all interest accrued thereon are paid or converted, as provided in Section 5 hereof.  As used herein, the term “Holder” shall initially mean Lender, and shall subsequently mean each person or entity to whom this Note is duly assigned.

          2.          Prepayment.  Prepayment of unpaid principal and/or interest due under this Note may be made at any time without penalty.  Unless otherwise agreed in writing by Holder, all payments will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest), to the payment of principal.

          3.          Default; Acceleration of Obligation.  Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an “Event of Default”):  (a) upon Borrower’s failure to make any payment when due under this Note;  (b) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within sixty (60) days after the filing of such petition; or (c) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower’s assets or property.

          4.          Remedies On Default; Acceleration.  Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

          5.          Conversion.

                       5.1          Option to Convert.  At any time after thirty calendar (30) days from the date of this Note and on or before the Maturity Date, Holder may, at Holder’s sole option and discretion, convert the entire outstanding unpaid principal balance of the Note and all accrued and unpaid interest thereon (or such lesser outstanding amount as Holder in Holder’s sole discretion may choose to convert), into that number of fully paid and nonassessable shares of Borrower’s Common Stock that is equal to the dollar amount of the indebtedness being converted into stock by Holder, divided by the greater of: (i) the closing price of the Borrower’s Common Stock on the NASDAQ stock market on the date of this Note, or (ii) ninety percent (90%) of the average of the closing prices of Borrower’s Common Stock on the NASDAQ stock market on the twenty-two (22) trading days ending the day before the conversion of this Note (the “Conversion Price”); provided, however, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting the Borrower’s Common Stock.

                       5.2          Conversion Mechanics.  Holder will exercise this Note by delivering to the Borrower a written notice of conversion: (a) specifying the amount of principal and interest to be converted and the number of shares of Borrower’s Common Stock to be acquired upon such conversion; and (b) affirming the representations and warranties set forth in Section 9 below.  The amount of principal and interest so converted will be deemed fully paid, and the indebtedness under this Note will be reduced by such amount.

                       5.3          Issuance of Certificate.  Upon Holder’s election to convert outstanding indebtedness hereunder pursuant to this Section, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Holder, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower’s Common Stock to which Holder is entitled upon such conversion.  Such certificate(s) shall include legends required under federal and applicable state securities laws.  No fractional shares will be issued upon any conversion of this Note or any part hereof.  If, upon any conversion of this Note, a fraction of a share would otherwise result, then Borrower will pay Holder an amount of cash equal to the fair market value of one share of Borrower’s Common Stock (determined in accordance with the Conversion Price applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Holder would otherwise be entitled.

          6.          Piggy-Back Registrations. If at any time following conversion, if any, of this Note, the Borrower shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Borrower shall send to Holder a written notice of such determination and, if within fifteen days after the date of such notice, Holder shall so request in writing, the Borrower shall include in such registration statement all or any part of the Common Stock issued to Holder upon conversion of this Note that Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and the other terms and conditions of such offering, including without limitation the execution by the participating holders of an underwriting agreement in the form to be used in connection with such offering.

          7.          Waiver and Amendment.  Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder.  Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted.  No course of dealing between Borrower and Holder will operate as a waiver or modification of any party’s rights or obligations under this Note.  No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right.  A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

          8.          Waivers of Borrower.  Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.  This Note may be amended only by a writing executed by Borrower and Holder.

          9.          Representations and Warranty of Holder.  Holder hereby represents and warrants to, and agrees with, the Company, that:

                       9.1          Authorization.  This Note constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by  (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Holder represents that Holder has full power and authority to enter into this Note.

                       9.2          Purchase for Own Account.  This Note and the shares of the Borrower’s Common Stock issuable upon the conversion of this Note, (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                       9.3          Disclosure of Information.  Holder has received or has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the Securities.  Holder further has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Borrower possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

                       9.4          Investment Experience.  Holder understands that the purchase of the Securities involves substantial risk.  Holder (i) has experience as an investor in securities of companies and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting his own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Borrower and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

                       9.5          Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

                       9.6          Restricted Securities.  Holder understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Holder understands that the Borrower is under no obligation to register any of the securities sold hereunder.  Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

                       9.7          No Solicitation.  At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

                       9.8          Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                                      (a)          there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                      (b)          Holder shall have notified the Borrower of the proposed disposition, and shall have furnished the Borrower with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Borrower, that such disposition will not require registration of such securities under the 1933 Act.

          Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required:  (i) for any transfer of any Securities in compliance with Rule 144 or Rule 144A; (ii) for any transfer of any Securities by a Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or in testate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 9 to the same extent as if the transferee were an original Holder hereunder.

                       9.9          Legends.  Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Borrower’s Certificate of Incorporation or Bylaws, or by any agreement between the Borrower and Holder:

                                       (a)          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES

LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                       (b)          Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

          The legend set forth in (a) above shall be removed by the Borrower from any certificate evidencing the Securities upon delivery to the Borrower of an opinion of counsel, reasonably satisfactory to the Borrower, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Borrower issued the Securities.

          10.        Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

          11.        Severability; Headings.  The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof.  The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

          12.        Jurisdiction; Venue.  Borrower, by its execution of this Note, hereby irrevocably submits to the in personam jurisdiction of the state courts of the State of California for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

          13.        Attorneys’ Fees.  If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys’ fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

          14.        Assignment.  This Note is freely transferable and assignable by Holder, provided that such transfer is made in compliance with all applicable state and federal securities laws.  Any reference to Holder herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note.   This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise.

          IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

BORROWER:

Agreed to and Acknowledged by:		LARGE SCALE BIOLOGY CORPORATION
a Delaware corporation
LENDER:

By:	/s/ KEVIN J. RYAN	By:	/s/ RONALD J. ARTALE

Name:	Kevin J. Ryan	Name:	Ronald J. Artale

Title:	President and Chief Executive Officer	Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer